UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2006

UNIVERSAL SECURITY INSTRUMENTS, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-7885	52-0898545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7-A Gwynns Mill Court, Owings Mills, Maryland 21117
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 363-3000

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2006, 2113824 Ontario, Inc., a wholly-owned Canadian subsidiary of the Registrant, entered into and closed a Share Purchase Agreement dated as of October 17, 2006 (the “Purchase Agreement”) with Jill O’Neil, Michael O’Neil, Naomi Kleynhans and Stephen Kleynhans to purchase two-thirds of the issued and outstanding capital stock of International Conduits Ltd. (“Icon”) and Intube Inc. (“Intube”), affiliated Ontario corporations which manufacture steel conduit and distribute steel conduit and related electrical accessories for the Canadian residential and commercial markets. Steve Kempf, the manager of the Icon and Intube business, owns the balance of the Icon and Intube shares.

The purchase price paid under the terms of the Purchase Agreement was CN$2,000,000. In addition, the Registrant funded CN$957,000 which was used by Icon and Intube to repay a portion of their respective obligations to their shareholders and members of their shareholders’ families.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit No.
99.1  Press Release dated October 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL SECURITY INSTRUMENTS, INC. (Registrant)

Date: October 24, 2006	By:	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt President